EXHIBIT 10.19


                          MANAGEMENT SERVICES AGREEMENT




                                    Between:

                          GENEMAX PHARMACEUTICALS INC.


                                      And:


                               RONALD L. HANDFORD





                          GeneMax Pharmaceuticals Inc.
                      Suite 1260, 999 West Hastings Street
                           Vancouver, British Columbia
                                     V6C 2W2

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                                                                    EXHIBIT ____


                          MANAGEMENT SERVICES AGREEMENT


     THIS MANAGEMENT SERVICES AGREEMENT is made and dated for reference as effective on this 1st day of August, 1999 (the "Effective Date").


BETWEEN:

     GENEMAX PHARMACEUTICALS INC., a company duly incorporated under the laws of the State of Delaware, U.S.A., and having a business office and an address for notice and delivery located at Suite 1260, 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

     (hereinafter referred to as the "Company");

                                                               OF THE FIRST PART

AND:

     RONALD L. HANDFORD, having an address for notice and delivery located at 5557 Cornwall Drive, Richmond, British Columbia, V7C 5M8

     (hereinafter referred to as the "Manager");

                                                              OF THE SECOND PART


     (the Company and the Manager being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).


     WHEREAS:

A. The Company is a non-reporting company duly incorporated under the laws of the State of Delaware, U.S.A.;

B. The Manager is the current President, Chief Executive Officer and a Director of the Company and is primarily responsible for the development and management of the Company;

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C.   Dr. William A. Jefferies ("Dr. Jefferies") has been engaged in research during the course of which the Dr. Jefferies and Dr. Jefferies' research group, working in and on behalf of the Biotechnology Laboratory at the University of the Province of British Columbia (the "University"), has been instrumental in the invention and development of certain technology relating to "Methods of Enhancing Expression of MHC-Class 1 Molecules Bearing Endogenous Peptides" and "Methods of Identifying MHC-Class 1 Restricted Antigens Endogenously Processed by a Cellular Secretory Pathway" (collectively, the "Technology");

D. In accordance with the terms and conditions of a proposed and certain "Option Agreement" (the "Option Agreement"), which has been and is being negotiated by the Manager on behalf of the Company and which is intended to be executed either subsequent to or contemporaneously with the execution of this agreement (the "Agreement"), to be entered into between the Company and the University, it is presently intended that the University will therein, and in part, provide the Company with an option (herein and therein the "Option") to obtain the exclusive, world-wide license to utilize and sub-license the Technology and to manufacture, distribute and sell all products based on the Technology and in accordance with the terms and conditions of a certain form of proposed "License Agreement" (the "License Agreement") which is attached as Appendix "B" to the proposed Option Agreement (collectively, the "License");

E. In conjunction with the terms and conditions of the proposed Option Agreement and the proposed License Agreement (collectively, the "Underlying Agreements") the Company is hereby desirous of formally retaining the Manager and the Manager is hereby desirous of accepting such position in order to provide such management services (collectively, the "General Services") as may be necessary and determined by the Company, from to time and in its sole and absolute discretion, to develop, manage and market the development of the Technology and the License in conjunction with the terms and conditions of each of the proposed Underlying Agreements (collectively, the "Business") during the initial term and during the continuance of this Agreement;

F. Since the introduction of the Parties hereto the Parties hereby acknowledge and agree that there have been various discussions, negotiations, understandings and agreements between them relating to the terms and conditions of the proposed General Services and, correspondingly, that it is their intention by the terms and conditions of this Agreement to hereby replace, in their entirety, all such prior discussions, negotiations, understandings and agreements with respect to the proposed General Services; and

G. The Parties hereto have agreed to enter into this Agreement which initially replaces, in their entirety, all such prior discussions, negotiations, understandings and agreements, and, furthermore, which necessarily clarifies their respective duties and obligations with respect to the within General Services to be provided hereunder, all in accordance with the terms and conditions of this Agreement;

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     NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS
FOLLOWS:

                                    Article 1
                         DEFINITIONS AND INTERPRETATION


1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

     (a) "Adjustment to the Fee" has the meaning ascribed to it in section "4.2" hereinbelow;

     (b) "Agreement" means this Management Services Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;

     (c) "Arbitration Act" means the Commercial Arbitration Act (British Columbia), R.S.B.C. 1996, as amended, as set forth in Article "8" hereinbelow;

     (d) "Board of Directors" means the Board of Directors of the Company as duly constituted from time to time;

     (e)  "Business" has the meaning ascribed to it in recital "D." hereinabove;

     (f) "business day" means any day during which Canadian Chartered Banks are open for business in the City of Vancouver, Province of British Columbia;

     (g) "Company" means GeneMax Pharmaceuticals Inc., a company duly incorporated under the laws of the State of Delaware, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

     (h) "Company's Non-Renewal Notice" has the meaning ascribed to it in section "3.2" hereinbelow;

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     (i)  "Company's Notice of Termination" has the meaning ascribed to it in section "3.4" hereinbelow;

     (j)  "Dr. Jefferies" means Dr. Wilfred A. Jefferies;

     (k) "Effective Date" has the meaning ascribed to it on the front page of this Agreement;

     (l) "Effective Termination Date" has the meaning ascribed to it in section "3.4" hereinbelow;

     (m) "Expenses" has the meaning ascribed to it in section "4.5" hereinbelow;

     (n)  "Fee" has the meaning ascribed to it in section "4.1" hereinbelow;

     (o) "General Services" has the meaning ascribed to it in section "2.1" hereinbelow;

     (p) "Indemnified Party" has the meaning ascribed to it in section "6.1" hereinbelow;

     (q) "Initial Term" has the meaning ascribed to it in section "3.1" hereinbelow;

     (r) "Insurance" has the meaning ascribed to it in section "5.7" hereinbelow;

     (s) "License Agreement" has the meaning ascribed to it in recital "D." hereinabove;

     (t)  "License" has the meaning ascribed to it in recital "D." hereinabove;

     (u)  "Manager" means Ronald L. Handford;

     (v)  "Option" has the meaning ascribed to it in section "4.4" hereinbelow;

     (w) "Option Agreement" has the meaning ascribed to it in recital "D." hereinabove;

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     (x)  "Parties" or "Party" means the Company and/or the Manager hereto, as the context so requires, together with their respective successors and permitted assigns as the context so requires;

     (y) "Property" has the meaning ascribed to it in section "5.6" hereinbelow;

     (z) "subsidiary" means any company or companies of which more than 50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the directors of such company or companies) are for the time being owned by or held for that company and/or any other company in like relation to that company and includes any company in like relation to the subsidiary;

     (aa) "Technology" has the meaning ascribed to it in recital "C."
          hereinabove;

     (ab) "Underlying Agreements" has the meaning ascribed to it in recital "E." hereinabove;

     (ac) "University" means The University of British Columbia, a company duly continued under the University Act (British Columbia), or any successor company, however formed, whether as a result of merger, amalgamation or other action; and

     (ad) "Vacation" has the meaning ascribed to it in section "4.3" hereinbelow.

1.2 Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

     (b) the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;

     (c) any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

     (d) words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

                                    Article 2
                       SERVICES AND DUTIES OF THE MANAGER

2.1 General Services. During the Initial Term (as hereinafter determined) of this Agreement the Company hereby agrees to retain the Manager as a manager to and on behalf of the Company, or any of the Company's subsidiaries, as the case may be and as may be determined by the Company in its sole and absolute discretion, and the Manager hereby agrees to accept such position in order to provide such development and management services as may be necessary and determined by the Company, from to time and in its sole and absolute discretion, to both develop and manage the Technology and the Business during the Initial Term and during the continuance of this Agreement and in conjunction with the terms and conditions of the proposed Underlying Agreements (collectively, the "General Services"); it being expressly acknowledged and agreed by the Parties hereto that the Manager shall commit and provide to the Company the General Services on a reasonably full-time basis during the Initial Term and during the continuance of this Agreement for which the Company, as more particularly set forth hereinbelow, hereby agrees to pay to the order and direction of the Manager the Fee and the Expense payment reimbursements (each as hereinafter determined) in accordance with Article "4" hereinbelow and during the Initial Term and during the continuance of this Agreement.

2.2 Specific Services. Without in any manner limiting the generality of the General Services to be provided by the Manager as set forth in section "2.1" hereinabove, it is hereby also acknowledged and agreed that the Manager will provide the following specific development and management services to the Company, or to any of the Company's subsidiaries, as the case may be and as may be determined by the Company in its sole and absolute discretion, and in conjunction with the development and management of the Technology and the Business subject, at all times, to the direction of the Board of Directors of the Company:

     (a)  overseeing all aspects of the Company;

     (b) management of the day-to-day operations and development of the Company and including, without limitation, the activities, services, duties and functions to be performed by Dr. Jefferies in conjunction with Technology and Business interests under the proposed Underlying Agreement;

     (c) identifying projects that fall within the ambit of the Company's mission statement which may enhance shareholder value for the Company;

     (d) liaising with the public and the media to promote the image of the Company;

     (e) development and management of all aspects of any program in connection with the development and management of the Technology and Business interests;

     (f) the initiation, creation, development, coordination and administration of any and all other development and management programs in respect of the Technology and Business interests and each of their proposed or potential and respective commercial applications together with all capital funding projects and resources which are, or which may be, necessarily incidental thereto;

     (g) the negotiation and conclusion of all proposed or potential joint venture arrangements in connection with the ongoing development and management of the Technology and Business interests and each of their proposed or potential and respective commercial applications and including, without limitation, any and all interest which the University may have therein;

     (h) the organization, preparation and dissemination of any and all business plans, technical reports, news releases and special shareholder or investment reports for the Company, or for any of the Company's subsidiaries, as the case may be and as may be determined by the Company in its sole and absolute discretion, and in connection with the ongoing development and management of the Technology and Business interests and each of their proposed or potential and respective commercial applications;

     (i) the setting up of all corporate alliances for the Company, or for any of the Company's subsidiaries, as the case may be and as may be determined by the Company in its sole and absolute discretion, with all potential customers and strategic business and financial partners for the purposes of the ongoing development and management of the Technology and Business interests and each of their proposed or potential and respective commercial applications; and

     (j) assistance in all other development and management services in connection with the Technology and Business interests as may be directed, from time to time, by the Board of Directors of the Company in its sole and absolute discretion.

2.3 Additional Duties respecting the General Services. Without in any manner limiting the generality of the General Services and specific services to be provided as set forth in sections "2.1" and "2.2" hereinabove, it is hereby also acknowledged and agreed that the Manager will, during the Initial Term (as hereinafter determined) and during the continuance of this Agreement, devote such of the Manager's management and employment time to the General Services of the Manager as may be determined and required, from time to time, by the Board of Directors of the Company, in its sole and absolute discretion, for the performance of said General Services faithfully, diligently, to the best of the Manager's abilities and in the best interests of the Company and, furthermore, that the Manager's management and employment time will be prioritized at all times for the Company in that regard. In addition, and again without in any manner limiting the generality of the General Services and specific services to be provided as set forth in sections "2.1" and "2.2" hereinabove, it is hereby also acknowledged and agreed that the Manager will, during the Initial Term (as hereinafter determined) and during the continuance of this Agreement:

     (a) be responsible for the initiation, planning, direction and execution of such development and management programs as may be necessary for the Technology and Business interests so as to allow them to be highly productive and profitable for the Company;

     (b) be responsible for maintaining a strong industry profile through ongoing liaising with the public and the media and through participation at Technology and Business interest related conferences;

     (c) be responsible for the identification and recommendation of suitable management staff for the Company, or for any of the Company's subsidiaries, as the case may be and as may be determined by the Company in its sole and absolute discretion, to both provide and lead further services for or in connection with the ongoing development, and management of the Technology and Business interests and each of their proposed or potential and respective commercial applications; and

     (d) be responsible for all other development and management services in connection with the Technology and Business interests as may be directed, from time to time, by the Board of Directors of the Company in its sole and absolute discretion.

          In this regard it is hereby acknowledged and agreed that the Manager shall also initially assume the duties and responsibilities of the roles of "President" and "Chief Executive Officer" for the Company or for any of the Company's subsidiaries, as the case may be and as may be determined by the Company in its sole and absolute discretion.

                                    Article 3
                      INITIAL TERM, RENEWAL AND TERMINATION

3.1 Initial Term. The initial term of this Agreement (the "Initial Term") is for a period of five calendar years commencing on the date of the due and complete execution of the License Agreement by the parties thereto (the "Effective Date").

3.2 Renewal by the Company. Subject at all times to sections "3.3" and "3.4" hereinbelow, this Agreement shall renew automatically if not specifically terminated in accordance with the following provisions. The Company agrees to notify the Manager in writing at least 180 calendar days prior to the end of the Initial Term of its intent not to renew this Agreement (the "Company's Non-Renewal Notice"). Should the Company fail to provide a Company's Non-Renewal Notice this Agreement shall automatically renew on a one year to one year basis after the Initial Term until otherwise specifically renewed in writing by each of the Parties hereto for the next one calendar year or, otherwise, terminated upon delivery by the Company of a corresponding and follow-up 180 calendar day Company's Non-Renewal Notice in connection with and within 180 calendar days prior to the end of any such one year renewal period. Any such renewal on a one-year basis shall be on the same terms and conditions contained herein unless modified and agreed to in writing by the Parties.

3.3 Termination for cause by the Company. Notwithstanding any other provision of this Agreement, the General Services portion of this Agreement may be terminated at any time by the Company upon written notice to the Manager and, if applicable, damages sought if:

     (a) the Manager fails to cure a material breach of any provision of this Agreement within 30 calendar days from its receipt of written notice from the Company (unless such breach cannot be reasonably cured within said 30 calendar days and the Manager is actively pursuing to cure said breach);

     (b) the Manager is willfully non-compliant in the performance of the Manager's respective duties under this Agreement within 30 calendar days from its receipt of written notice from the Company (unless such willful non-compliance cannot be reasonably corrected within said 30 calendar days and the Manager is actively pursuing to cure said willful non-compliance);

     (c) the Manager commits fraud or serious neglect or misconduct in the discharge of the Manager's respective duties hereunder or under the law; or

     (d) the Manager becomes adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, and where any such involuntary petition is not dismissed within 30 calendar days.

     In any such event the respective obligations of each of the Parties hereto under this Agreement (and including, without limitation, the Manager's ongoing obligation to provide the General Services and the Company's ongoing obligation to provide the Fee and the Expense payment reimbursements (each as hereinafter determined)) will immediately terminate.

3.4 Termination without cause by the Company. Notwithstanding any other provision of this Agreement, this Agreement may also be terminated by the Company at any time after the Effective Date and during the Initial Term and during the continuance of this Agreement upon its delivery to the Manager of prior written notice of its intention to do so (the "Company's Notice of Termination") at least 180 calendar days prior to the effective date of any such termination (the "Effective Termination Date"). In any such event the respective obligations of each of Parties hereto under this Agreement (and including, without limitation, the Manager's ongoing obligation to provide the General Services and the Company's ongoing obligation to provide the Fee and the Expense payment reimbursements (each as hereinafter determined)) will continue until such Effective Termination Date as provided for in the Company's Notice of Termination and, furthermore, upon the Effective Termination Date the Company will also be obligated to provide the Manager the then balance of any Fee and Expense payment reimbursement which would then be due and owing by the Company to the Manager to the completion of the Initial Term of this Agreement and, in addition, and if this Agreement had then been previously and automatically renewed for a further one year period in accordance with section "3.2" hereinabove, until the end of any such further one year period in conjunction with section "3.2".

                                    Article 4
                  GENERAL SERVICES COMPENSATION OF THE MANAGER

4.1 Fee. It is hereby understood and agreed that the Manager shall render the General Services as defined hereinabove during the Initial Term and during the continuance of this Agreement and shall thus be compensated on a monthly basis by the Company from the Effective Date of this Agreement to the termination of the same by way of the payment by the Company to the Manager, or to the further order or direction of the Manager as the Manager may determine, in the Manager's sole and absolute discretion, and advise the Company of prior to such payment, of a monthly fee of U.S. $11,000 (the "Fee"); with such Fee being due and payable by the Company to the Manager, in the Manager's sole and absolute discretion, in either United States or Canadian dollars and with a pre-determined exchange rate of U.S. $1.00 equaling Cdn. $1.45; and with such Fee also being due and payable by the Company to the Manager, or to the further order or direction of the Manager as the Manager may determine, in the Manager's sole and absolute discretion, and advise the Company of prior to such payment, on the first business day of the month following the then monthly period of service during the Initial Term and during the continuance of this Agreement. In this regard, and for the purposes of evidencing the Company's ongoing commitment to compensate the Manager together with the Manager's ongoing commitment to perform the General Services faithfully, diligently, to the best of the Manager's abilities and in the best interests of the Company during the Initial Term and during the continuance of this Agreement, it is hereby acknowledged and agreed that the Company shall provide the Manager, in the manner aforesaid, with the initial month's Fee payment for the Initial Term of this Agreement on the first business day following the Effective Date of this Agreement.

4.2 Review and Adjustment to the Fee. It is hereby also understood and agreed that the Fee which is due and payable by the Company to the Manager in accordance with section "4.1" hereinabove will be reviewed on an annual basis commencing on the Effective Date and during the Initial Term and during the continuance of this Agreement and shall be adjusted upward, from time to time, by a minimum of either the greater of (a) at least ten percent (10%) per year during each and every 12-month period subsequent to the first year during the Initial Term and during the continuance of this Agreement and (b) such other amount as may, from time to time, be independently determined to equate to such annual remuneration which is then being paid by similar companies in similar industry sectors to their respective and senior executive officers (the "Adjustment to the Fee"). In this regard it is hereby further understood and agreed that the Fee shall automatically be reviewed immediately prior to the completion by the Company of its initial public offering of any equity securities and adjusted upward (however, not downward) if, at such time, it is independently determined that a further increase to the then Adjustment to the Fee is warranted based upon such annual remuneration which is then being paid by similar companies in similar industry sectors to their respective and senior executive officers.

4.3 Paid Vacation. It is hereby further understood and agreed that, during the continuance of this Agreement, the Manager shall be entitled to up to three weeks' paid vacation (the "Vacation") during the Initial Term of this Agreement and during each and every year subsequent to the Initial Term and during the continuance of this Agreement. In this regard it is hereby further understood and agreed that the Manager's entitlement to any such paid Vacation during any year (including the Initial Term) during the continuance of this Agreement will be subject, at all times, to the Manager's entitlement to only a pro rata portion of any such paid Vacation time during any year (including the Initial
Term) and to the effective date upon which this Agreement is terminated prior to the end of any such year for any reason whatsoever.

4.4 Stock Options. It is hereby understood and agreed that, as soon as conveniently possible after the Effective Date and, in any event, during the Initial Term and during continuance of this Agreement, the Manager will be granted, subject to the rules and policies of such regulatory authorities and/or stock exchange(s) which, from time to time, may have jurisdiction over the affairs of the Company, and when available, an incentive stock option or stock options to acquire common shares in and to the Company (each an "Option"). It is also hereby understood and agreed that any such Option or Options will be exercisable for a period of at least five years from the date of granting and, in any event, for so long as this Agreement is in existence and for a period of at least 30 calendar days thereafter, at such minimum exercise price or prices as may be determined at such date or dates of granting, or from time to time, in accordance with the then rules and policies of such regulatory authorities and/or stock exchange(s) which, from time to time, may have jurisdiction over the affairs of the Company. It is hereby further understood and agreed that should this Agreement not renew or terminate for any reason whatsoever all Options which then remain outstanding and unexercised by the Manager shall continue to be exercisable by the Manager for a period of at least 30 calendar days after such effective date of termination of this Agreement as provided for hereinabove.

4.5 Reimbursement of Expenses. It is also understood hereby that the Manager shall also be reimbursed for all pre-approved direct reasonable expenses actually and properly incurred by the Manager for the benefit of the Company (collectively, the "Expenses"), which Expenses have first been approved by the Board of Directors of the Company, and which Expenses, it is hereby acknowledged and agreed, shall be payable by the Company to the order, direction and account of the Manager as the Manager may designate in writing, from time to time, in the Manager's sole and absolute discretion, as soon as conveniently possible after the prior delivery by the Manager of written substantiation on account of each such reimbursable Expense.

                                    Article 5
              ADDITIONAL OBLIGATIONS OF THE MANAGER AND THE COMPANY

5.1 Reporting by the Manager. At least once in every month, or so often as may be required by the Company, the Manager will provide the Board of Directors of the Company with such information concerning the results of the Manager's General Services and activities hereunder for the previous month as the Board of Directors of the Company may reasonably require. In addition, it is hereby further acknowledged and reaffirmed that any written information or materials provided by the Manager to any person or company hereunder will be subject to the prior review, approval and direction of the Board of Directors of the Company.

5.2 Confidentiality by the Manager. The Manager will not, except as authorized or required by the Manager's duties hereunder, reveal or divulge to any person or companies any information concerning the organization, business, finances, transactions or other affairs of the Company, or of any of its subsidiaries, which may come to the Manager's knowledge during the Initial Term and during the continuance of this Agreement, and the Manager will keep in complete secrecy all confidential information entrusted to the Manager and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company's respective businesses. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

5.3 Compliance with Applicable Laws by the Manager. The Manager will comply with all Canadian, U.S. and foreign laws, whether federal, provincial or state, applicable to the Manager's duties hereunder and, in addition, hereby represents and warrants that any information which the Manager may provide to any person or company hereunder will, to the best of the Manager's knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

5.4 Opinions, Reports and Advice of the Manager. The Manager acknowledges and agrees that all written and oral opinions, reports, advice and materials provided by the Manager to the Company in connection with the Manager's engagement hereunder are intended solely for the Company's benefit and for the Company's use only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Company. In this regard the Manager covenants and agrees that the Company may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Company's sole and absolute discretion. The Manager further covenants and agrees that no public references to the Manager or disclosure of the Manager's role in respect of the Company be made by the Manager without the prior written consent of the Company in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Company, be provided by the Manager to the Company in a form and with such substance as would be acceptable for filing with and approval by any Regulatory Authority having jurisdiction over the affairs of the Company from time to time.

5.5 Manager's Business conduct. The Manager warrants that it shall conduct its General Services and other related activities in a manner which is lawful and reputable and which brings good repute to the Company, the Manager and the Technology and Business interests. In this regard the Manager warrants to provide all General Services in a sound and professional manner such that the same meets superior standards of performance quality within the standards of the industry or as set by the specifications of the Company. In the event that the Company has a reasonable concern that the General Services as conducted by the Manager, or the conduct of any individual thereof, is being conducted in a way contrary to law or is reasonably likely to bring disrepute to the Technology and Business interests or to the Company's or the Manager's reputation, the Company may require that the Manager make such alterations in its conduct, personnel or structure, whether of management, employee, consultant or sub-licensee representation, as the Company may reasonably require, in its sole and absolute discretion, failing which the Company, in its sole and absolute discretion, may terminate this Agreement upon 30 calendar days' prior written notice to the Manager. In the event of any debate or dispute as to the reasonableness of the Company's request or requirements, the judgment of the Company shall be deemed correct until such time as the matter has been determined by arbitration in accordance with Article "9" hereinbelow.

5.6 Right of Ownership to the Technology and related Property. The Manager hereby acknowledges and agrees that any and all Technology and Business interests, together with any Products or improvements derived therefrom and any trade marks or trade names used in connection with the same (collectively, the "Property"), are wholly owned and controlled by the Company subject to the terms and conditions of the proposed Underlying Agreements. Correspondingly, neither this Agreement, nor the operation of the research and development and the distribution and marketing Business contemplated by this Agreement and the proposed Underlying Agreements, confers or shall be deemed to confer upon the Manager any interest whatsoever in and to any of the Property. In this regard the Manager hereby further covenants and agrees not to, during or after the Initial Term and the continuance of this Agreement, contest the title to any of the Company's Property interests, in any way dispute or impugn the validity of the Company's Property interests or take any action to the detriment of the Company's interests therein. The Manager acknowledges that, by reason of the unique nature of the Property interests, and by reason of the Manager's knowledge of and association with the Property interests during the Initial Term and during the continuance of this Agreement, the aforesaid covenant, both during the term of this Agreement and thereafter, is reasonable and commensurate for the protection of the legitimate business interests of the Company. As a final note, the Manager hereby further covenants and agrees to immediately notify the Company of any infringement of or challenge to the any of the Company's Property interests as soon as the Manager becomes aware of the infringement or challenge.

5.7 Board of Directors of the Company and Insurance therefore. During the Initial Term and during the continuance of this Agreement it is hereby acknowledged and agreed that the Company will use its best efforts to seek and obtain directors' and officers' liability insurance (collectively, the "Insurance") for its Board of Directors and Senior Officers which in no case shall be less than the insurance which a reasonable and prudent businessman carrying on a similar line of business would acquire from time to time. In connection with the foregoing it is hereby further acknowledged and agreed that any such Insurance shall be placed with a reputable and financially secure insurance carrier and shall include the Company as an additional insured and shall provide primary coverage with respect to the activities contemplated by this Agreement. Furthermore, it is also intended that any such Insurance policy(ies) shall include severability of interest and cross-liability provisions and shall provide that the policy(ies) shall not be canceled or materially altered except upon at least 30 calendar days' prior written notice to each of the relevant parties thereto.

                                    Article 6
                      INDEMNIFICATION AND LEGAL PROCEEDINGS

6.1 Indemnification. The Parties hereto hereby each agree to indemnify and save harmless the other Party hereto and including, where applicable, their respective subsidiaries and affiliates and each of their respective directors, officers, employees and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

6.2 No Indemnification. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a Court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

6.3 Claim of Indemnification. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

6.4  Notice of Claim. In case any action is brought against an Indemnified
Party in respect of which indemnity may be sought against either of the Parties hereto, the Indemnified Party will give both Parties hereto prompt written notice of any such action of which the Indemnified Party has knowledge and the relevant Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party affected and the relevant Party and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the relevant Party of such relevant Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the relevant Party of substantive rights or defenses.

6.5 Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.

6.6 Legal Proceedings. Notwithstanding that the relevant Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

     (a)  such counsel has been authorized by the relevant Party;

     (b) the relevant Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

     (c) the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

     (d) there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

6.7 Contribution. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the relevant Party on the one hand and the Indemnified Party on the other, but also the relative fault of relevant Party and the Indemnified Party and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

                                    Article 7
                                  FORCE MAJEURE

7.1 Events. If either Party hereto is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

7.2 Notice. A Party shall within three calendar days give notice to the other Party of each event of force majeure under section "7.1" hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

                                    Article 8
                                   ARBITRATION

8.1 Matters for Arbitration. The Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

8.2 Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof, that any Party intending to refer any matter to arbitration shall have given not less than five business days' prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute. On the expiration of such five business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section "8.3" hereinbelow.

8.3 Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other Party shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed in accordance with the Arbitration Act. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place for the purpose of hearing the evidence and representations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for by the Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

8.4 Award. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

                                    Article 9
                               GENERAL PROVISIONS

9.1 Entire Agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

9.2 No Assignment. This Agreement may not be assigned by either Party hereto except with the prior written consent of the other Party.

9.3 Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

9.4  Time of the Essence. Time will be of the essence of this Agreement.

9.5 Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

9.6 Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of Canada.

9.7 Further Assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

9.8 Representation and Costs. It is hereby acknowledged by each of the Parties hereto that, as between the Company and the Manager herein, Devlin Jensen acts solely for the Company, and that the Manager has been advised by both Devlin Jensen and the Company to obtain independent legal advice with respect to the Manager's review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that each Party to this Agreement will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Devlin Jensen shall be at the cost of the Company.

9.9 Applicable Law. The situs of this Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia.

9.10 Severability and Construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

9.11 Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

9.12 Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the execution date as set forth on the front page of this Agreement.

9.13 No Partnership or Agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Party, nor create any fiduciary relationship between them for any purpose whatsoever.

9.14 Consents and Waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

     (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

     (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

     (c)  constitute a general waiver under this Agreement; or

     (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

     IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals as at the Effective Date as hereinabove determined.


The COMMON SEAL of                        )
GENEMAX PHARMACEUTICALS INC.,             )
the Company herein,                       )
was hereunto affixed in the presence of:  )               (C/S)
                                          )
                                          )
------------------------------------------)
Authorized Signatory                      )


SIGNED, SEALED and DELIVERED by           )
RONALD L. HANDFORD,                       )
the Manager herein, in the presence of:   )
                                          )
                                          )
------------------------------------------)
Witness Signature                         )
                                          )
                                          )         RONALD L. HANDFORD
------------------------------------------)
Witness Address                           )
                                          )
                                          )
------------------------------------------)
Witness Name and Occupation               )